Exhibit 5.2

April 18, 2012

Conn’s, Inc.

3295 College Street

Beaumont, Texas 77701-4611

RE: Conn’s, Inc. - Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special Louisiana counsel to CAI Credit Insurance Agency, Inc., a Louisiana corporation (“Credit”), Conn Appliances, Inc., a Texas corporation (“Conn Appliances”), CAIAR, Inc., a Delaware corporation (“CAIAR”), CAI Holding Co., a Delaware corporation (“CAI Holding”), Conn Credit Corporation Inc., a Texas corporation (“CCC”), Conn Lending, LLC, a Delaware limited liability company (“CLL”), and Conn Credit I, LP, a Texas limited partnership (“CCI”, and together with Credit, Conn Appliances, CAIAR, and CAI Holding, CCC and CLL, collectively, the “Guarantors”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, filed by Conn’s, Inc., a Delaware corporation (the “Company”), and the Guarantors with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering from time to time as set forth in the Registration Statement, pursuant to Rule 415 under the Act, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of the following securities, which together shall have an aggregate offering price not to exceed $250,000,000, upon terms to be determined at the time of any offering of each: (i) debt securities of the Company (which may be co-issued by Conn Appliances) in one or more series, which may be senior or subordinated (the “Conn’s Debt Securities”), (ii) debt securities of Conn Appliances (which may be co-issued by the Company) in one or more series, which may be senior or subordinated (the “Conn Appliances Debt Securities”, and together with Conn’s Debt Securities, collectively, the “Debt Securities”), (iii) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), including (A) shares of Common Stock that may be offered and sold by the Company, and (B) shares of Common Stock that may be offered and sold by certain selling stockholders, (iv) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (v) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (vi) rights for the purchase of Common Stock, Preferred Stock, Warrants or Debt Securities (“Rights”), (vii) stock purchase contracts obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or to purchase from such holders, shares of Common Stock or Preferred Stock, at a future date or dates (“Stock Purchase Contracts”), (viii) depositary shares representing an interest in a fractional share or multiple shares of Preferred Stock (“Depositary Shares”) (ix)(A) guarantees of the Conn’s Debt Securities by the Guarantors (other than Conn Appliances if Conn Appliances is a co-issuer of such Debt Securities), and (B) guarantees of the Conn Appliances Debt Securities by the Company (if the Company is not a co-issuer of such Debt Securities) and the Guarantors (other than Conn Appliances) (collectively,

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the guarantees in (ix)(A) and (ix)(B) above, the “Guarantees”), and (x) units that include any combination of the securities listed above (the “Units”). In addition, the Debt Securities, Preferred Stock and Warrants may be convertible into or exercisable for Common Stock or Preferred Stock. The Debt Securities, Common Stock, Preferred Stock, Warrants, Rights, Stock Purchase Contracts, Depositary Shares, Guarantees and Units are collectively referred to herein as the “Securities”. The Company, together with Conn Appliances, CAIAR, CAI Holding, CCC, CLL and CCI may sometimes be collectively referred to herein as the “Relevant Parties”.

The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures”), each Indenture to be entered into by the Company and/or Conn Appliances, as applicable, a financial institution to be named therein, as trustee (the “Trustee”), and, if applicable, the Company and/or one or more Guarantors as guarantors with respect to one or more such series, substantially in the forms attached as Exhibits 4.2 and 4.3, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to the Indenture pursuant to which the corresponding Debt Securities are issued.

Warrants to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Warrants”. Warrants to purchase Debt Securities are referred to herein as the “Debt Warrants”. The Stock Warrants will be issued under a stock warrant agreement (the “Stock Warrant Agreement”) between the Company and a financial institution to be determined, as stock warrant agent. The Debt Warrants will be issued under a debt warrant agreement (the “Debt Warrant Agreement”) between the Company and a financial institution to be determined, as debt warrant agent. The Stock Warrant Agreement and the Debt Warrant Agreement are collectively referred to herein as the “Warrant Agreements”.

Rights to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Rights”. Rights to purchase Debt Securities are referred to herein as “Debt Rights”. The Stock Rights will be issued under a stock rights agent or stock rights subscription agreement (the “Stock Rights Agreement”) between the Company and a financial institution to be determined, as stock rights agent or stock rights subscription agent. The Debt Rights will be issued under a debt rights agent or a debt rights subscription agreement (the “Debt Rights Agreement”) between the Company and a financial institution to be determined, as debt rights agent or debt rights subscription agent. The Stock Rights Agreement and the Debt Rights Agreement are collectively referred to herein as the “Rights Agreements”.

The Stock Purchase Contracts will be issued under a stock purchase agreement (the “Stock Purchase Agreement”).

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April 18, 2012

The Depositary Shares will be issued under a deposit agreement (the “Deposit Agreement”) between the Company and a financial institution to be determined, as depositary.

The Units will be issued under a unit agreement (the “Unit Agreement”).

We have examined the forms of Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture, which forms have been filed with the Commission as exhibits to the Registration Statement.

In connection with the foregoing, we also have examined originals or copies of such corporate records, as applicable, of Credit, certificates and other documents of public officials, certificates of officers of Credit and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of Credit and on certificates and other documents of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

As such counsel, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated as of the date of this opinion letter except as otherwise noted (collectively, the “Documents”):

1.	Form of Senior Debt Securities Indenture, which includes the Guarantees of each of the Guarantors;

2.	Form of Subordinated Debt Securities Indenture, which includes the Guarantees of each of the Guarantors;

3.	Written Consent of Directors in Lieu of Meeting of Credit dated April 17, 2012 (the “Director’s Consent”); and

4.	Certificate to Counsel dated April 18, 2012, signed by the Secretary of the Company and each of the Relevant Parties on behalf of Credit and each of the Relevant Parties.

In addition, we have examined:

(i)	copies of the articles of incorporation, the amendments thereto and by-laws of Credit certified by it as in effect on the date of this opinion letter; and

(ii)	a copy of the Certificate of Good Standing for Credit dated April 13, 2012, issued by the Secretary of State of Louisiana (the “Certificate of Good Standing”).

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April 18, 2012

As to questions of fact material to our opinion, we have relied (without independent investigation or verification) upon the truthfulness of the representations made in the Documents and in the Certificate of Good Standing. In expressing the opinion in paragraph 1, we have relied solely upon a Certificate of Good Standing and the opinion provided in such paragraph is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. In giving such opinion, we have assumed that the facts set forth therein remain correct on the date of this opinion letter.

In our review of the Documents and the other documents referred to above, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of all individuals who have executed any of the documents reviewed by us, (iii) the authenticity of the originals of the documents submitted to us, and (iv) the conformity to the authentic originals of any documents submitted to us as copies.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

1. Credit has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Louisiana.

2. Credit has the corporate power and authority to execute and deliver each Document to which it is a party.

3. No consent, approval, authorization or order of any court or any governmental agency or body of Louisiana is required to authorize, or is required for execution and delivery of, the Indentures and the Guarantee by Credit.

The foregoing opinions are subject to the following:

(a) We express no opinion respecting the enforceability of the Registration Statement, the Prospectus, the Prospectus Supplement, the Debt Securities, the Indentures, the Warrant Agreements, the Rights Agreements, the Stock Purchase Agreements, the Deposit Agreements, the Unit Agreements, any other documents referred to therein or transactions contemplated thereby.

(b) The enforceability of any document, instrument or the Debt Securities may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law), and (iv) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

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(c) We express no opinion as to whether Credit’s execution, delivery, and performance of the Documents (i) will conflict with, constitute an event of default under, or result in a breach or violation of any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Credit or its shareholder is a party or to which any of their property or assets is bound, (ii) will result in the creation of any lien, charge, privilege or encumbrance on any property or assets of Credit, except as contemplated by the Documents, and (iii) will contravene or constitute a breach of or default under any applicable provision of the Applicable Laws (as defined below) or public policies of any jurisdiction other than the State of Louisiana and the laws of the United States or any applicable regulation thereunder or under any agreement, judgment, injunction, order, decree or other instrument binding upon it.

(d) In rendering the foregoing opinions, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of each of the referenced agreements relating to indemnities and rights of contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

(e) We express no opinion as to any provision that (i) relates to severability or separability or (ii) purports to require all amendments, supplements or waivers to be in writing.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Indenture, each supplemental indenture, each Certificate of Designation in respect of Preferred Stock, each Warrant Agreement to be used in connection with an issuance of Warrants, each Right Agreement to be used in connection with an issuance of Rights, each Stock Purchase Agreement to be used in connection with an issuance of Stock Purchase Contracts, each Deposit Agreement to be used in connection with an issuance of Depositary Shares, and each Unit Agreement to be used in connection with an issuance of Units, and at the time of the issuance and delivery of each Security, in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

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The opinions expressed herein are limited exclusively all applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings, orders, ordinances and other laws of the State of Louisiana and of the United States of America (“Applicable Laws”), and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion letter is rendered solely as to matters of Applicable Laws and we do not purport to express any opinion herein concerning the laws of any jurisdiction other than the State of Louisiana and the United States of America that may be applicable to the Registration Statement, the Prospectus, the Prospectus Supplement, the Securities, the Indentures, the Warrant Agreements, the Rights Agreements, the Stock Purchase Agreements, the Deposit Agreements, the Unit Agreements, any other documents referred to therein or transactions contemplated thereby. We are not opining as to any securities laws or blue-sky laws. This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

We hereby consent to Fulbright & Jaworski relying on this opinion in issuing its opinion also filed as an exhibit to the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Commission promulgated thereunder and we are of the opinion that this is an opinion covered by Rule 436(f) of the Act.

Very truly yours,

/s/ McGlinchy Stafford PLLC

MCGLINCHEY STAFFORD PLLC